Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Wainscott, David C. Horn and Roger K. Newport, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, the registration statement on Form S-4 (the “Registration Statement”) to be filed by AK Steel Corporation (“AK Steel”) and AK Steel Holding Corporation for the purpose of exchanging AK Steel’s outstanding 8.750% Senior Secured Notes due 2018 and the related guarantees by AK Holding for a new issue of substantially identical debt securities of AK Steel and related guarantees by AK Holding registered under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ James L. Wainscott	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	January 24, 2013
James L. Wainscott

/s/ Roger K. Newport Roger K. Newport	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	January 24, 2013

/s/ Gregory A. Hoffbauer	Controller and Chief Accounting Officer (Principal Accounting Officer)	February 8, 2013
Gregory A. Hoffbauer

/s/ Robert H. Jenkins	Lead Director	January 24, 2013
Robert H. Jenkins

/s/ Richard A. Abdoo	Director	January 24, 2013
Richard A. Abdoo

/s/ John S. Brinzo	Director	January 24, 2013
John S. Brinzo

/s/ Dennis C. Cuneo	Director	January 24, 2013
Dennis C. Cuneo

/s/ William K. Gerber	Director	January 24, 2013
William K. Gerber

/s/ Dr. Bonnie G. Hill	Director	January 24, 2013
Dr. Bonnie G. Hill

/s/ Ralph S. Michael III	Director	January 24, 2013
Ralph S. Michael III

/s/ Shirley D. Peterson	Director	January 24, 2013
Shirley D. Peterson

/s/ Dr. James A. Thomson	Director	January 24, 2013
Dr. James A. Thomson